Exhibit 99.1

Endeavor Releases Third Quarter 2023 Results

Beverly Hills, CA (November 8, 2023) – Endeavor Group Holdings, Inc. (NYSE: EDR) (“Endeavor” or the “Company”), a global sports and entertainment company, today released its financial results for the quarterly period ended September 30, 2023.

Highlights

•	$1.344 billion in Q3 2023 revenue

•	Closed UFC and WWE transaction to form TKO Group Holdings, Inc. (“TKO”), of which Endeavor holds a 51% controlling interest on a fully diluted basis

•	Multiple ticket sales records at UFC and WWE live events

•	Significant deals for sports and music talent

•	Continued demand for betting data and premium sports content

•	On track to complete by year-end our previously announced share repurchase program of up to $300 million

•	Initiated quarterly cash dividend payments

•	Announced initiation of formal review to evaluate strategic alternatives for the Company

Q3 2023 Consolidated Financial Results

•	Revenue: $1.344 billion

•	Net loss: $116.0 million

•	Adjusted EBITDA: $311.6 million

“Our results in the third quarter demonstrate the strength of our diversified portfolio and leading position in sports and entertainment,” said Ariel Emanuel, CEO, Endeavor. “We are making good progress on our TKO integration efforts, setting ticket sales or attendance records at many of our live events, and continuing to benefit from demand for premium content and experiences. Our focus remains on maximizing shareholder value through capital return initiatives including our share repurchase program and dividend payments, as well as our recently announced evaluation of strategic alternatives.”

Segment Operating Results

•

Owned Sports Properties segment revenue, which includes TKO, was $479.7 million for the quarter, up $77.5 million, or 19.3%, compared to the third quarter of 2022. Growth was primarily driven by higher media rights fees from contractual increases, as well as two additional Fight Nights in the quarter, higher live event revenue, and increases in sponsorships and site fees. Revenue growth was also driven by the acquisition of WWE, which contributed $52 million of revenue for the post-closing period from September 12, 2023 through September 30, 2023. Revenue was partially offset by $33 million included in the same prior year period from Diamond Baseball Holdings, which was sold in September 2022. The segment’s Adjusted EBITDA was $237.4 million, up $41.7 million, or 21.3%, year-over-year.

•

Events, Experiences & Rights segment revenue was $367.1 million for the quarter, down $27.1 million, or 6.9%, compared to the third quarter of 2022. Segment revenue was impacted by the sale of IMG Academy in June 2023 and partially offset by new contracts in IMG’s media production business, certain biennial and quadrennial events like the Ryder Cup and Rugby World Cup, and live event revenue such as Barrett-Jackson New Orleans, as well as the acquisition of The Armory Show this past July. The segment’s Adjusted EBITDA was $29.8 million for the quarter, down $15.7 million, or 34.4%, compared to the third quarter of 2022.

•

Representation segment revenue was $385.6 million for the quarter, down $2.7 million, or 0.7%, compared to the third quarter of 2022. Segment revenue was impacted by the WGA and SAG-AFTRA strikes, partially offset by the music and sports verticals at WME, the delivery of projects in Endeavor’s nonscripted content production business, as well as increases at 160over90, including the acquisition of XYZ, a London-based experiential marketing agency. Adjusted EBITDA was $96.3 million for the quarter, down $36.6 million, or 27.5%, compared to the third quarter of 2022.

•

Sports Data & Technology segment revenue was $124.8 million, up $78.1 million, or 167.2%, compared to the third quarter of 2022. Growth was driven by the inclusion of OpenBet, which we acquired in September 2022, as well as growth at IMG ARENA. The segment’s Adjusted EBITDA was $24 million for the quarter, up $19.8 million, or 476.5%, year-over-year.

Balance Sheet and Liquidity

At September 30, 2023, cash and cash equivalents totaled $1.338 billion compared to $1.616 billion at June 30, 2023. Total debt was $5.046 billion at September 30, 2023, compared to $5.110 billion at June 30, 2023.

For further information regarding the Company’s financial results, as well as certain non-GAAP financial measures, and the reconciliations thereof, please refer to the following pages of this release or visit the Company’s Investor Relations site at investor.endeavorco.com.

Webcast Details

Endeavor will host an audio webcast to discuss its results and provide a business update at 5 a.m. PT / 8 a.m. ET Wednesday, November 8. The event can be accessed at: https://events.q4inc.com/attendee/398127204

The link to the webcast, as well as a recording, will also be available within the News/Events section of investor.endeavorco.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including the Company’s initiatives to create stockholder value and the timing of completion of repurchases under its share repurchase program. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: changes in public and consumer tastes and preferences and industry trends; Endeavor’s ability to adapt to or manage new content distribution platforms or changes in consumer behavior; Endeavor’s dependence on the relationships of its management, agents, and other key personnel with clients; impacts from labor disputes and work stoppages by unions and guilds such as the Writers Guild of America and SAG-AFTRA, of which many of Endeavor clients are members; Endeavor’s dependence on key relationships with television and cable networks, satellite providers, digital streaming partners, corporate sponsors, and other distribution partners; risks related to Endeavor’s gaming business and applicable regulatory requirements; risks related to Endeavor’s organization and structure; risks related to the business combination of UFC and WWE into TKO; and other important factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as any such factors may be updated from time to time in the Company’s other filings with the SEC, including without limitation, the Company’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023, accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

We refer to certain financial measures that are not recognized under United States generally accepted accounting principles (“GAAP”). Please see “Note Regarding Non-GAAP Financial Measures” and the reconciliation tables below for additional information and a reconciliation of the Non-GAAP financial measures to the most comparable GAAP financial measures.

About Endeavor

Endeavor is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events, and experiences. The Endeavor network specializes in talent representation through entertainment agency WME; sports operations and advisory, event management, media production and distribution, and brand licensing through IMG; live event experiences and hospitality through On Location; full-service marketing through global cultural marketing agency 160over90; and sports data and technology through IMG ARENA and OpenBet. Endeavor is also the majority owner of TKO Group Holdings, Inc. (NYSE: TKO), a premium sports and entertainment company comprising UFC and WWE.

Website Disclosure

Investors and others should note that Endeavor announces material financial and operational information to its investors using press releases, SEC filings and public conference calls and webcasts, as well as its Investor Relations site at investor.endeavorco.com. Endeavor may also its our website as a distribution channel of material company information. In addition, you may automatically receive email alerts and other information about Endeavor when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.endeavorco.com.

Contacts

Investors: investor@endeavorco.com

Press: press@endeavorco.com

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$1,344,395	$1,221,416	$4,377,444	$4,007,694
Operating expenses:
Direct operating costs	487,886	398,518	1,796,182	1,601,544
Selling, general and administrative expenses	715,231	601,469	2,017,115	1,729,174
Insurance recoveries	—	—	—	(993)
Depreciation and amortization	81,207	63,571	209,036	195,177
Impairment charges	28,196	689	28,196	689

Total operating expenses	1,312,520	1,064,247	4,050,529	3,525,591

Operating income	31,875	157,169	326,915	482,103
Other (expense) income:
Interest expense, net	(81,956)	(75,608)	(257,360)	(197,385)
Tax receivable agreement liability adjustment	(20,297)	(10,405)	(7,779)	(61,497)
Other (expense) income, net	(12,863)	9,325	753,227	463,133

(Loss) income before income taxes and equity losses of affiliates	(83,241)	80,481	815,003	686,354
Provision for (benefit from) income taxes	29,995	8,515	205,906	(6,020)

(Loss) income before equity losses of affiliates	(113,236)	71,966	609,097	692,374
Equity losses of affiliates, net of tax	(2,748)	(84,504)	(22,291)	(145,026)

Net (loss) income	(115,984)	(12,538)	586,806	547,348
Less: Net (loss) income attributable to non-controlling interests	(46,776)	(2,499)	244,809	212,035

Net (loss) income attributable to Endeavor Group Holdings, Inc.	$(69,208)	$(10,039)	$341,997	$335,313

(Loss) earnings per share of Class A common stock:
Basic	$(0.23)	$(0.04)	$1.14	$1.22
Diluted	$(0.25)	$(0.04)	$1.12	$1.19
Weighted average number of shares used in computing (loss) earnings per share:
Basic	301,876,322	285,870,317	298,311,200	278,724,574
Diluted(1)	300,640,142	289,806,633	301,305,267	450,758,061

(1)   The diluted weighted average number of shares of 300,640,142 and 301,305,267 for the three and nine months ended September 30, 2023, respectively, includes weighted average Class A common shares outstanding, plus an assumed exchange of Endeavor Profits Units into shares of the Company’s Class A common stock, plus additional shares from RSUs, Stock Options and Phantom Units, less shares to be received under the accelerated share repurchase agreement, as noted in the table below:

Weighted average Class A Common Shares outstanding—Basic	301,876,322	298,311,200
Additional shares assuming exchange of all Endeavor Profits Units	—	828,375
Additional shares from RSUs, stock options and Phantom Units, as calculated using the treasury stock method	—	2,165,692
Shares to be received under the accelerated share repurchase agreement	(1,236,180)	—

Weighted average Class A Common Shares outstanding—Diluted	300,640,142	301,305,267

Securities that are anti-dilutive for the three and nine months ended September 30, 2023, are additional shares based on an assumed exchange of Endeavor Manager Units and Endeavor Operating Units into 156,137,338 shares, as well as additional shares from Stock Options, RSUs, Endeavor Profits Units, and redeemable non-controlling interests.

Segment Results

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Owned Sports Properties	$479,748	$402,272	$1,173,125	$1,030,891
Events, Experiences & Rights	367,064	394,118	1,758,928	1,742,861
Representation	385,619	388,335	1,117,008	1,103,611
Sports Data & Technology	124,847	46,720	356,271	152,134
Eliminations	(12,883)	(10,029)	(27,888)	(21,803)

Total Revenue	$1,344,395	$1,221,416	$4,377,444	$4,007,694

Adjusted EBITDA:
Owned Sports Properties	$237,417	$195,749	$602,322	$505,760
Events, Experiences & Rights	29,846	45,506	214,420	264,070
Representation	96,325	132,923	287,680	345,849
Sports Data & Technology	23,994	4,162	42,203	26,198
Corporate	(75,965)	(75,258)	(223,699)	(217,991)

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$1,337,665	$767,828
Restricted cash	310,667	278,165
Accounts receivable (net of allowance for doubtful accounts of $54,286 and $54,766, respectively)	1,083,125	917,000
Deferred costs	512,164	268,524
Assets held for sale	7,500	12,013
Other current assets	436,016	293,206

Total current assets	3,687,137	2,536,736
Property and equipment, net	891,323	696,302
Operating lease right-of-use assets	330,429	346,550
Intangible assets, net	5,342,618	2,205,583
Goodwill	10,119,121	5,284,697
Investments	386,994	336,973
Deferred income taxes	569,065	771,382
Other assets	574,938	325,619

Total assets	$21,901,625	$12,503,842

LIABILITIES, REDEEMABLE INTERESTS AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$590,078	$600,605
Accrued liabilities	707,219	525,239
Current portion of long-term debt	63,013	88,309
Current portion of operating lease liabilities	73,293	65,381
Deferred revenue	751,313	716,147
Deposits received on behalf of clients	293,304	258,414
Liabilities held for sale	—	2,672
Current portion of tax receivable agreement liability	156,514	50,098
Other current liabilities	288,084	107,675

Total current liabilities	2,922,818	2,414,540

Long-term debt	4,983,404	5,080,237
Long-term operating lease liabilities	301,101	327,888
Long-term tax receivable agreement liability	871,922	961,623
Deferred tax liabilities	561,250	171,571
Other long-term liabilities	391,407	241,411

Total liabilities	10,031,902	9,197,270

Commitments and contingencies
Redeemable non-controlling interests	223,514	253,079
Shareholders’ Equity:
Class A common stock, $0.00001 par value; 5,000,000,000 shares authorized; 300,309,972 and 290,541,729 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	3	2
Class B common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Class C common stock, $0.00001 par value; 5,000,000,000 shares authorized; none issued and outstanding as of September 30, 2023 and December 31, 2022	—	—
Class X common stock, $0.00001 par value; 4,983,448,411 and 4,987,036,068 shares authorized; 171,330,617 and 182,077,479 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	1	1
Class Y common stock, $0.00001 par value; 989,681,838 and 997,261,325 shares authorized; 226,211,475 and 227,836,134 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	4,849,404	2,120,794
Accumulated deficit	(52,235)	(216,219)
Accumulated other comprehensive loss	(34,100)	(23,736)

Total Endeavor Group Holdings, Inc. shareholders’ equity	4,763,075	1,880,844
Nonredeemable non-controlling interests	6,883,134	1,172,649

Total shareholders’ equity	11,646,209	3,053,493

Total liabilities, redeemable interests and shareholders’ equity	$21,901,625	$12,503,842

Note Regarding Non-GAAP Financial Measures

This press release includes financial measures that are not calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted EBITDA and Adjusted EBITDA Margin.

Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss), excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger, acquisition and earn-out costs, certain legal costs, restructuring, severance and impairment charges, certain non-cash fair value adjustments, certain equity earnings, net gains on the sale of businesses, tax receivable agreement liability adjustment, and certain other items, when applicable. Adjusted EBITDA margin is a non-GAAP financial measure defined as Adjusted EBITDA divided by Revenue.

Management believes that Adjusted EBITDA is useful to investors as it eliminates the significant level of non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in business combinations, and improves comparability by eliminating the significant level of interest expense associated with our debt facilities, as well as income taxes and the tax receivable agreement, which may not be comparable with other companies based on our tax and corporate structure.

Adjusted EBITDA and Adjusted EBITDA margin are used as the primary bases to evaluate our consolidated operating performance.

Adjusted EBITDA, and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect every cash expenditure, future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and Adjusted EBITDA and Adjusted EBITDA margin do not reflect any cash requirement for such replacements or improvements; and

•	they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows.

We compensate for these limitations by using Adjusted EBITDA and Adjusted EBITDA margin along with other comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered substitutes for the reported results prepared in accordance with GAAP and should not be considered in isolation or as alternatives to net income (loss) as indicators of our financial performance, as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. Although we use Adjusted EBITDA and Adjusted EBITDA margin as financial measures to assess the performance of our business, such use is limited because it does not include certain material costs necessary to operate our business. Our presentation of Adjusted EBITDA and Adjusted EBITDA margin should not be construed as indications that our future results will be unaffected by unusual or nonrecurring items. These non-GAAP financial measures, as determined and presented by us, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of our most directly comparable financial measures calculated in accordance with GAAP to these non-GAAP financial measures on a consolidated basis.

Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net (loss) income	$(115,984)	$(12,538)	$586,806	$547,348
Provision for (benefit from) income taxes	29,995	8,515	205,906	(6,020)
Interest expense, net	81,956	75,608	257,360	197,385
Depreciation and amortization	81,207	63,571	209,036	195,177
Equity-based compensation expense (1)	62,104	48,388	202,555	159,851
Merger, acquisition and earn-out costs (2)	76,584	30,529	107,499	57,891
Certain legal costs (3)	8,322	1,604	12,233	11,204
Restructuring, severance and impairment (4)	48,852	869	70,788	2,829
Fair value adjustment - equity investments (5)	(148)	(291)	(929)	(13,635)
Equity method losses - Learfield IMG College and Endeavor Content (6)	4,594	83,171	19,697	149,086
Net gain on sale of the restricted Endeavor Content business (7)	—	—	—	(463,641)
Net gain on sale of the Academy business (8)	—	—	(736,978)	—
Tax receivable agreement liability adjustment (9)	20,297	10,405	7,779	61,497
Other (10)	13,838	(6,749)	(18,826)	24,914

Adjusted EBITDA	$311,617	$303,082	$922,926	$923,886

Net (loss) income margin	(8.6%)	(1.0%)	13.4%	13.7%
Adjusted EBITDA margin	23.2%	24.8%	21.1%	23.1%

(1)

Equity-based compensation represents primarily non-cash compensation expense associated with our equity-based compensation plans. Equity-based compensation was recognized in all segments and Corporate for three and nine months ended September 30, 2023 and 2022.

(2)

Includes (i) certain costs of professional advisors related to mergers, acquisitions, dispositions or joint ventures and (ii) fair value adjustments for contingent consideration liabilities related to acquired businesses and compensation expense for deferred consideration associated with selling shareholders that are required to retain our employees.

Such costs for the three months ended September 30, 2023 primarily related to professional advisor costs and bonuses related to the Transactions, which were approximately $74 million, and primarily related to our Owned Sport Properties segment. The bonuses and certain professional advisor costs were contingent on the closing of the Transactions. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $3 million, which primarily related to our Representation and Sports Data & Technology segments.

Such costs for the three months ended September 30, 2022 primarily related to professional advisor costs, which were approximately $21 million and primarily related to our Events, Experiences & Rights segment and Corporate. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $10 million, which primarily related to our Representation segment.

Such costs for the nine months ended September 30, 2023 primarily related to professional advisor costs and bonuses related to the Transactions, which were approximately $98 million, and primarily related to our Owned Sport Properties segment and Corporate. The bonuses and certain professional advisor costs were contingent on the closing of the Transactions. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $9 million, which primarily related to our Events, Experiences & Rights, Representation and Sports Data & Technology segments.

Such costs for the nine months ended September 30, 2022 primarily related to professional advisor costs of approximately $33 million and related to all of our segments. Fair value adjustments for contingent consideration liabilities related to acquired businesses and acquisition earn-out adjustments were approximately $25 million, which primarily related to our Representation segment.

(3)	Includes costs related to certain litigation or regulatory matters, which related to our Owned Sports Properties and Events, Experiences & Rights segments and Corporate.

(4)	Includes certain costs related to our restructuring activities and non-cash impairment charges.

Such costs for the three months ended September 30, 2023 primarily relates to approximately $28 million due to the impairments of intangible assets and goodwill in our Events, Experiences & Rights segment; and approximately $21 million due to the restructuring expenses in our Owned Sports Properties, Events, Experiences & Rights and Representation segments and Corporate.

Such costs for the three and nine months ended September 30, 2022 primarily relates to a write off of an asset in Corporate and the restructuring expenses in our Events, Experiences & Rights and Representation segments.

Such costs for the nine months ended September 30, 2023 primarily relates to approximately $28 million due to the impairments of intangible assets and goodwill in our Events, Experiences & Rights segment; a loss of approximately $9 million due to an other-than-temporary impairment for one of our equity method investments, which related to our Events, Experiences & Rights segment; and approximately $31 million due to the restructuring expenses in our Owned Sports Properties, Events, Experiences & Rights and Representation segments and Corporate.

(5)	Includes the net change in fair value for certain equity investments with and without readily determinable fair values, based on observable price changes.

(6)

Relates to equity method losses from the 20% interest we retained in the restricted Endeavor Content business, which we sold in January 2022. For the three and nine months ended September 30, 2022, also related to equity method losses from our investment in Learfield IMG College.

(7)	Relates to the gain recorded for the sale of the restricted Endeavor Content business, net of transactions costs of $15.0 million, which were contingent on the sale closing.

(8)	Relates to the gain recorded for the sale of the Academy business, net of transactions costs of $5.5 million, which were contingent on the sale closing.

(9)	For the three and nine months ended September 30, 2023, the adjustment for the tax receivable agreement liability related to a change in estimates of future TRA payments.

For the three and nine months ended September 30, 2022, the adjustment for the tax receivable agreement liability related to the expected realization of certain tax benefits after concluding that such TRA payments would be probable based on estimates of future taxable income over the terms of the TRA.

(10)

For the three months ended September 30, 2023, other costs were comprised of losses of approximately $13 million on foreign currency exchange transactions, which related to all of our segments and Corporate; a loss of approximately $3 million related to the change in the fair value of forward foreign exchange contracts, which related primarily to our Events, Experiences & Rights segment and Corporate; and a $3 million release of an indemnity reserve recorded in connection with an acquisition, which related to our Events, Experiences & Rights segment.

For the three months ended September 30, 2022, other costs were comprised primarily of a gain of approximately $23 million related to the sale of DBH, which related to our Owned Sports Properties segment, losses of approximately $13 million on foreign exchange transactions, which related to all of our segments and Corporate, a loss of approximately $8 million related to non-cash fair value adjustments of embedded foreign currency derivatives, which related primarily to our Events, Experiences & Rights segment, and losses of approximately $4 million related to foreign exchange hedge contracts.

For the nine months ended September 30, 2023, other costs were comprised primarily of gains of approximately $2 million on foreign currency exchange transactions, which related to all of our segments and Corporate; a gain of approximately $3 million related to the change in the fair value of forward foreign exchange contracts, which related to our Events, Experiences & Rights segment and Corporate; gains of approximately $6 million on the sales of certain businesses, which relates to our Events, Experiences & Rights segment; a gain of approximately $5 million from the resolution of a contingency; and a $3 million release of an indemnity reserve recorded in connection with an acquisition, which related to our Events, Experiences & Rights segment.

For the nine months ended September 30, 2022, other costs were comprised primarily of losses of approximately $33 million on foreign exchange transactions, which related to all of our segments and Corporate, a gain of approximately $23 million related to the sale of DBH, which related to our Owned Sports Properties segment, a loss of approximately $9 million related to non-cash fair value adjustments of embedded foreign derivatives, which related primarily to our Events, Experiences & Rights segment, and losses of approximately $7 million related to foreign exchange hedge contracts which related to our Events, Experiences & Rights segment and Corporate.